Media, contact: Fred Solomon Manager, Corporate Communications 800 Cabin Hill Drive Greensburg, PA 15601-1689 Phone: (724) 838-6650 Media Hotline: 1 888 233-3583 E-Mail: fsolomo@alleghenyenergy.com	Investor contact:
Max Kuniansky
Executive Director, Investor Relations
  and Corporate Communications
800 Cabin Hill Drive
Greensburg, PA 15601-1689
Phone: (724) 838-6895
E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Asks Federal Court
to Rule on Environmental Dispute

Greensburg, Pa., January 6, 2005 — Subsidiaries of Allegheny Energy, Inc. (NYSE: AYE) today asked a United States court in West Virginia to declare that their coal-fired power plants are in compliance with the federal Clean Air Act.

Allegheny Energy Supply Company, LLC and Monongahela Power Company are seeking a declaratory judgment against the attorneys general of New York, New Jersey and Connecticut, who filed a notice of intent to sue Allegheny in May 2004. In that notice, the attorneys general alleged that the Allegheny companies undertook maintenance projects at power stations in Pennsylvania and West Virginia in violation of the Clean Air Act. Allegheny believes that its actions were within the law. In the action announced today, Allegheny has requested the court to rule in an effort to resolve the matter.

“We believe that over the years we have fully complied with all applicable laws and regulations,” said Paul Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “After eight months of discussions, we believe it’s time to seek the clarity that only a court can provide on these issues.

“We remain committed to reducing absolute emissions at our plants, but our financial condition limits our options. That’s why we are working actively with the states of West Virginia and Pennsylvania to find a way to improve the environment sooner than we could on our own,” Evanson added.

The Allegheny subsidiaries filed their legal action today in the U.S. District Court for the Northern District of West Virginia because most of the power stations at issue are located there, as are more than 700,000 Allegheny customers.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an energy company consisting of two major businesses: Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; execution of restructuring activity and liquidity enhancement plans; results of litigation; financing and plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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